                                                             EXHIBIT 4(b)(ii).12

                                                        [LOGO] EuroTel
                                                        -----------------------
                                                        EuroTel Bratislava, a.s.
                                                        Cislo zmiuvy:1/30/2001

                                Amendment no. 5

   to the Agreement on interconnection concluded on 23rd December 1999 and to its Amendment no. 1 concluded on 28th January 2000 and Amendment no. 2 concluded on 31st October 2000 and to the Amendment no. 3 concluded on 28th
February 2001 as well as Amendment no. 4 concluded on 1st April 2001 between the parties of agreement, the company EuroTel Bratislava, a.s. and the company
                  Globtel, a.s. (thereinafter "Agreement")

This Amendment no. 5 was concluded with effect from June 29, 2001 between:

EuroTel Bratislava, a.s. (thereinafter "EuroTel" or "Party")
Registered office:   Vajnorska 100/A, 831 03 Bratislava
Reg. no:             35 70 50 19
Tax reg. no:         35 70 50 19/600
Bank:                Tatra Bank 2625022508/1100
Represented by:      Ing. Jozef Barta, General Director/proxy
                     JUDr. Jan Pitonak, General Counsel/proxy

and

Globtel, a.s. (thereinafter "Globtel" or "Party")
Registered office:   Prievozska 6/A, 821 09 Bratislava
Reg. no:             35 69 72 70
Tax reg no:          35 69 72 70/601
Bank:                Tatra Banka 2623005720/1100
Represented by:      Ing. Pavol Lancaric, CSc., General Director

Whereas The Telecommunication Office of the Slovak Republic allocated, by its decision under Section 30 and subs. Of the Law no. 195/2000 of the Coll. of Laws On Telecommunications, object codes 0906 and 0907 to Globtel, and an object code 0904 to EuroTel;

Whereas the Telecommunication Office of the Slovak Republic allocated, by its decision no. 008/2001 under provision of Section 29 sec. 1 letter c) and
Section 30 of the Law no. 195/2000 of the Coll. of Laws On Telecommunications, a network object code 0902 to EuroTel;

Whereas Globtel applied in writing for establishment of an access to the NMT and GSM networks operated by EuroTel for the network object code 0906;

Whereas EuroTel applied in writing For establishment of an access to the GSM network operated by Globtel for the network object code 0902 and for capacity expansion of the point of interconnection;

The Parties have agreed to amend Clause VII, Annex II, Annex IV, Annex V of the Contract as follows:

                                       I.

Clause 7. Agreement regarding numbering is being amended and reads:

7.1
Globtel will establish access to the NMT network Of EuroTel with a network object code "901" and to the GSM network of EuroTel with network object codes "902", "903" and "904" which were allocated to EuroTel. In case that EuroTel will be allocated another network object code in the future, Globtel will establish access to the NMT and GSM networks of EuroTel also for such code.

7.2
EuroTel will establish access to the GSM network of Globtel with network object codes "905", "906", and "907" which were allocated to Globtel. In case that Globtel will be allocated another network object code in the future, EuroTel will establish access to the GSM networks of Globtel also for such code.

7.3
The parties are obligated to establish access to the network for every allocated network object code within 30 calendar days as the latest from the date of delivery of a written request for its establishment. The date of commercial accessibility of the network interconnection for every further network object code will be confirmed by the Parties in a written record of readiness that will be an inseparable part of the Amendment no.5 to the Agreement.

                                       II.

Annex II point 3. Point of Interconnection capacity is being amended and completed in this way:

3.A
third interconnection at Banska Bystrica  -20 x 2 Mbit/s

Amendment no. 1 to the Annex II in point III. Capacity is being amended and completed:
Capacity:            16 x 2 Mbit/s

Leased circuits:     4 x 2 Mbit/s
Total capacity of the Point of Interconnection is 20 x 2 Mbit/s.

                                      III.

Annex IV Services categorization, point 1 Introduction is being amended and completed:

The Parties have agreed that for the purpose of traffic routing between the systems:

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     (     ) calls from the GSM network operated by Globtel to the GSM network
      -----
operated by EuroTel will be marked by antecedent numbers 902, 903 and 904 without the initial zero;

     (     ) calls from the GSM and NMT networks operated by EuroTel to the GSM
      -----
network operated by Globtel will be marked by antecedent numbers 905, 906, and 906 without the initial zero;

     (     ) calls from the network GSM operated by Globtel to the NMT network
      -----
operated by EuroTel will be marked by antecedent number 901 without the initial zero.

                                       IV.

Annex V Prices for interconnection, point 7, Cost on technology, installation, operation and maintenance is being amended and completed by a new point 7.C 3 in the following wording:

Globtel will lease and will bear the cost on circuits 2 x 2 Mbit/s between the object at Dolna street and the object at Kalinciakova street.

EuroTel will lease and will bear the cost on circuits 2 x 2 Mbit/s between the object at Dolna street and the object at Kalinciakova street.

Any further extension of capacity will be by an even number of circuit with the division of costs 1:1.

                                       V.

In parts not amended by this Amendment no. 5 the Agreement concluded between the Parties on December 23, 1999 as amended by Amendment no. 1, Amendment no. 2, Amendment no. 3, and Amendment no. 4 to the Agreement is in full effect without amendments.

                                       VI.

This Amendment no. 5 has been drawn in four copies of which two in Slovak and two in English, in case of disagreement the Slovak version prevails. Each copy is considered to be original and each Party will receive after signing them one copy in Slovak and one copy in English language.

                                      VII.

Amendment no. 5 becomes valid on the date of its signing by both parties and forms an inseparable part of the Agreement of December 23, 1999 and Amendment no. 1 concluded on January 28, 2000, Amendment no. 2 concluded on October 31, 2000,

Amendment no. 3 concluded on February 28, 2001 and Amendment no. 4 concluded on April 1, 2001 between the Parties.

IN WITNESS WHEREOF,the Parties have signed this Amendment no. 5 on their behalf on the date set forth below. Each Party declares and warrants that the person signing this Amendment no. 5 on its behalf is fully authorised to do so.

The Parties take cognizance of the change in the capacity of interconnection in Banska Bystrica from June 1, 2001.

Enclosure:
Record of Readiness

EuroTel Bratislava, a.s.
In Bratislava on     23.8.2001


     /s/ Jozef Barta
----------------------------------
Name:     Ing. Jozef Barta
Position: General Director / Proxy


     /s/ Jan Pitonak
---------------------------------
Name:     JUDr. Jan Pitonak
Position: General Counsel / Proxy

Globtel, a.s.
In Bratislava on
                 -------------------

    /s/ Pavol Lancaric
-----------------------------------
Name:     Ing. Pavol Lancaric, CSc.
Position: General Director

---------------------------------
EuroTel Bratislava, a.s.
Vajnorska 100/A         [GRAPHIC]
831 03 Bratislava
---------------------------------

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                               Record of Readiness

to commercial operation of the Point of Interconnection in connection with conclusion of the Amendment No.5 to the Interconnection Agreement.

1. Representatives of the Parties have executed an inspection and measurements of installed equipment in the Point of Interconnection in accordance with the Amendment No.5 to the Interconnection Agreement.

2. According to the Amendment No.5, the capacity of the Point of Interconnection in Banska Bystirca was increased and new prefixes 0906 for Globtel and 0902 for EuroTel were implemented. To these changes corresponding measurement were executed with the following parameters.

3.   Table of measured values and results

---------------------------------------------------------------------
  Point of Interconnection                Banska Bvstrica
  ------------------------                ---------------
  Parameter
  ---------
---------------------------------------------------------------------

---------------------------------------------------------------------
  Capacity 20 x 2 Mbit/s
---------------------------------------------------------------------
  Measurements of RR links
  executed on                             [Illegible] 2001
---------------------------------------------------------------------
  Error rate of measurements              [Illegible]
---------------------------------------------------------------------
  Signalling                              OK
---------------------------------------------------------------------

---------------------------------------------------------------------

---------------------------------------------------------------------
  Test calls
  ----------
---------------------------------------------------------------------
  Direction 0902 - 0906
---------------------------------------------------------------------
  Number
---------------------------------------------------------------------
  Result                                  OK
---------------------------------------------------------------------
  Direction 0906 - 0902
---------------------------------------------------------------------
  Number
---------------------------------------------------------------------
  Result                                  OK
---------------------------------------------------------------------
  SMS
  ---
---------------------------------------------------------------------
  Direction 0902 - 0906
---------------------------------------------------------------------
  Direction 0906 - 0902
---------------------------------------------------------------------
  CLIP/CLIR (both directions)
  ---------------------------
---------------------------------------------------------------------
  Data service (both directions)
  ------------------------------
---------------------------------------------------------------------
  Fax service (both directions)
  ----------------------------
---------------------------------------------------------------------

4. The undersigned representatives of the Parties jointly declare that the installed capacity of the Point of Interconnection and mutual availability of new prefixes between the EuroTel and Globtel operated networks pursuant to points 2 and 3 hereof has the required parameters and that all aforesaid technical conditions are met.

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5.   Results of tests of equipment measuring the operation between the Networks

--------------------------------------------------------------------------------
  Tests of measuring operation through the Points of              Result -
  ----------------------------------------------------            --------
  Interconnection                                                 compliance
  ---------------                                                 ----------
--------------------------------------------------------------------------------
  EuroTel Bratislava, a.s.
--------------------------------------------------------------------------------
  Outcoming 0902
--------------------------------------------------------------------------------
  Incoming 0906
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Globtel, a.s.
--------------------------------------------------------------------------------
  Outcoming, 0906                                                      OK
--------------------------------------------------------------------------------
  Incoming 0902                                                        OK
--------------------------------------------------------------------------------

6. The undersigned representatives of the Parties jointly declare that the installed equipment is able to measure the operation between the EuroTel and Globtel operated networks also with new prefixes with required parameters whereby all technical conditions for mutual clearing of operation between the networks under the Interconnection Agreement are met.

7. Finally it is stated that all conditions for commercial accessing of operation for new prefixes 0902 and 0906 are met and that accessing between the EuroTel and Globtel operated networks can be put into commercial operation on July 1, 2001.

8. This Record of Readiness is executed in four copies, in it twice in Slovak and twice in English, whereby in case of dispute the Slovak version shall prevail. Each copy is deemed to be an original and each Party shall receive, upon signature, one copy both in Slovak and English versions.

9 This Record of Readiness constitutes integral part of the Amendment No. 5 to the Interconnection Agreement concluded by and between the companies EuroTel Bratislava, a. s. and Globtel, a. s. on December 23, 1999.

Bratislava, 29.06.2001

On behalf of EuroTel                            On behalf of Globtel


/s/ Illegible                                   /s/ Illegible
----------------------                          -----------------------

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